APPENDIX: SUMMARY BUDGET INFORMATION

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT
Thousands
$

	Year Ending March 31

	2009	2009	2010
	Estimate	Revised	Estimate

Revenue
Ordinary Account	6,671,622	6,683,887	6,612,293
Capital Account	115	235	215
Special Purpose Account	52,198	63,927	60,047
Special Operating Agency Account (net)	126,950	127,821	160,127
Sinking Fund Earnings	224,800	232,300	234,100
Amortization of Deferred Capital Contributions	28,666	29,456	30,553
Total Revenue	7,104,351	7,137,626	7,097,335

Expense
Ordinary Account	6,565,526	6,859,230	7,219,773
Capital Account	81,160	93,583	123,894
Special Purpose Account	53,632	62,060	63,681
Special Operating Agency Account (net)	115,498	118,299	147,887
Amortization of Tangible Capital Assets	269,507	269,628	282,979
Total Expense	7,085,323	7,402,800	7,838,214

Surplus (Deficit)	19,028	(265,174)	(740,879)

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT
Thousands
$

	Year Ending March 31

	2009	2009	2010
	Estimate	Revised	Estimate

Surplus (Deficit)	19,028	(265,174)	(740,879)

Acquisition of Tangible Capital Assets	(404,807)	(386,666)	(537,466)

Amortization of Tangible Capital Assets	269,507	269,628	282,979

Revenue Received to Acquire Tangible Capital Assets	26,669	50,319	57,206

Amortization of Deferred Capital Contributions	(28,666)	(29,456)	(30,553)

(Increase) Decrease in Net Debt	(118,269)	(361,349)	(968,713)

TOTAL REVENUE
2009-2010
Thousands
$

				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL

Agriculture and Aquaculture	7,195	0	0	0	7,195
Business New Brunswick	9,891	20	0	0	9,911
Education	26,402	0	22,551	0	48,953
Energy	370	0	0	0	370
Energy Efficiency and Conservation
Agency of New Brunswick	499	0	0	0	499
Environment	4,528	0	6,700	0	11,228
Finance	5,765,071	0	56	0	5,765,127
Fisheries	1,778	0	0	0	1,778
Health	44,438	0	1,370	0	45,808
Justice and Consumer Affairs	49,356	0	449	0	49,805
Legislative Assembly	467	0	0	0	467
Local Government	212	0	0	0	212
Natural Resources	82,308	40	2,798	0	85,146
Office of the Attorney General	133	0	0	0	133
Office of the Comptroller	175	0	0	0	175
Other Agencies	298,333	0	0	0	298,333
Post-Secondary Education, Training
and Labour	138,349	0	2,603	30,190	171,142
Public Safety	121,554	0	6,887	6,451	134,892
Regional Development Corporation	0	0	0	120,188	120,188
Social Development	51,905	50	12,277	0	64,232
Supply and Services	859	5	2,466	0	3,330
Tourism and Parks	3,233	0	79	2,798	6,110
Transportation	5,229	100	0	500	5,829
Wellness, Culture and Sport	8	0	1,811	0	1,819
Sub-total	6,612,293	215	60,047	160,127	6,832,682
Sinking Fund Earnings					234,100
Amortization of Deferred Capital Contributions					30,553

TOTAL REVENUE					7,097,335

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE
Thousands
$

	Year Ending March 31

	2009	2009	2010
	Estimate	Revised	Estimate

Taxes
Personal Income Tax	1,266,000	1,324,000	1,224,000
Corporate Income Tax	183,000	111,100	171,600
Metallic Minerals Tax	100,000	13,000	19,000
Provincial Real Property Tax	382,900	380,000	404,000
Harmonized Sales Tax.	950,000	1,058,200	999,000
Gasoline and Motive Fuels Tax	199,000	199,000	199,000
Tobacco Tax	80,000	109,000	90,000
Pari-Mutuel Tax	65	65	65
Insurance Premium Tax	40,200	41,100	41,492
Real Property Transfer Tax	6,400	6,600	6,800
Large Corporation Capital Tax	14,000	14,000	0
Financial Corporation Capital Tax	7,000	7,000	7,000
Sub-total: Taxes	3,228,565	3,263,065	3,161,957

Return on Investment	370,113	367,677	261,835
Licences and Permits	101,256	106,093	114,762
Sale of Goods and Services	232,423	232,764	248,831
Royalties	70,950	74,850	73,095
Fines and Penalties	7,943	8,445	8,395
Miscellaneous	26,748	28,134	26,236

TOTAL: OWN SOURCE REVENUE	4,037,998	4,081,028	3,895,111

Unconditional Grants Canada
Fiscal Equalization Payments	1,583,800	1,583,800	1,689,000
Canada Health Transfer	532,500	529,200	557,000
Canada Social Transfer	238,000	234,900	242,100
Wait Times Reduction Transfer	0	0	5,575
Other	1,938	1,938	1,938
Sub-total: Unconditional Grants Canada	2,356,238	2,349,838	2,495,613

Conditional Grants Canada	277,386	253,021	221,569

TOTAL: GRANTS FROM CANADA	2,633,624	2,602,859	2,717,182

TOTAL: GROSS ORDINARY REVENUE	6,671,622	6,683,887	6,612,293

TOTAL EXPENSE
2009-2010
Thousands
$

				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL

Agriculture and Aquaculture	36,786	400	0	0	37,186
Business New Brunswick	56,828	0	0	0	56,828
Education	963,177	0	22,551	0	985,728
Energy	3,680	0	0	0	3,680
Energy Efficiency and Conservation
Agency of New Brunswick	14,592	0	0	0	14,592
Environment	13,314	0	8,500	0	21,814
Executive Council Office	5,521	0	0	0	5,521
Finance	12,364	0	56	0	12,420
Fisheries	4,836	0	0	0	4,836
General Government	869,633	0	0	0	869,633
Health	2,302,671	0	1,410	0	2,304,081
Intergovernmental Affairs	3,465	0	0	0	3,465
Justice and Consumer Affairs	40,135	0	449	0	40,584
Legislative Assembly	20,533	0	0	0	20,533
Local Government	116,686	220	0	0	116,906
Maritime Provinces Higher Education
Commission	258,938	30,000	0	0	288,938
Natural Resources	88,085	2,100	2,801	0	92,986
Office of the Attorney General	16,707	0	0	0	16,707
Office of the Comptroller	4,478	0	0	0	4,478
Office of Human Resources	5,403	0	0	0	5,403
Office of the Premier	1,717	0	0	0	1,717
Post-Secondary Education, Training
and Labour	298,189	0	2,573	30,190	330,952
Public Safety	123,608	0	7,335	6,804	137,747
Regional Development Corporation	73,524	22,384	0	121,362	217,270
Service of the Public Debt	623,927	0	0	0	623,927
Social Development	924,791	0	14,500	0	939,291
Supply and Services	113,912	14,180	1,640	0	129,732
Tourism and Parks	30,404	500	55	2,694	33,653
Transportation	173,067	54,110	0	(13,163)	214,014
Wellness, Culture and Sport	18,802	0	1,811	0	20,613
Sub-total	7,219,773	123,894	63,681	147,887	7,555,235
Amortization of Tangible Capital Assets					282,979

TOTAL EXPENSE					7,838,214

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT
Millions
$

2007-2008 to 2010-2011 Fiscal Period

		Year Ending March 31

		2008	2009	2010
		Actual	Revised	Estimate

Total Revenue		6,962.3	7,137.6	7,097.3
Add: Required changes under the Act		0.0	0.0	0.0
Adjusted Revenue		6,962.3	7,137.6	7,097.3

Total Expense		6,875.6	7,402.8	7,838.2
Adjusted Surplus (Deficit) for the Year		86.7	(265.2)	(740.9)

Cumulative Difference - Beginning of Year		0.0	86.7	(178.5)

Cumulative Difference - End of Year		86.7	(178.5)	(919.4)

	Year Ending March 31

	2007	2008	2009	2010

Net Debt	6,575.1	6,942.9	7,304.2	8,272.9

GDP (31 December)	25,825	26,947	27,983	27,520

Ratio of Net Debt to GDP	25.5%	25.8%	26.1%	30.1%

Note: Columns may not add due to rounding

NEW BRUNSWICK ROAD IMPROVEMENT FUND
Thousands
$

	Year Ending March 31

	2009	2009	2010
	Estimate	Revised	Estimate
Revenue
Gasoline and Motive Fuels Tax	199,000	199,000	199,000

Expenditures
Department of Transportation
Capital Account	325,830	322,630	378,800
Ordinary Account	178,723	196,224	173,027
Total Expenditures	504,553	518,854	551,827

Net Expenditures.	305,553	319,854	352,827

Source of Funding for Net Expenditures
Federal Capital Revenues	23,850	44,200	39,206
Provincial Contribution from Consolidated Fund	281,703	275,654	313,621
TOTAL	305,553	319,854	352,827

Note:
Capital account expenditures relating to the Vehicle Management Agency have been excluded from the total expenditures above.